EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the below listed registration statements of our report dated March 4, 2020, relating to the consolidated financial statements of Brighthouse Life Insurance Company and subsidiaries appearing in this Annual Report on Form 10-K of Brighthouse Life Insurance Company and subsidiaries for the year ended December 31, 2019.

Form S-3:
No. 333-216485
No. 333-218126
No. 333-221618
No. 333-221619
No. 333-221620
No. 333-226035
No. 333-233235
No. 333-233239
No. 333-233240

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 4, 2020